EXHIBIT 23.3

Consent of Independent Compensation Consultant

We consent to the reference of our firm and to the use of our data in the Registration Statement (Form S-1 No. 333-145850) and related Prospectus of IPC The Hospitalist Company, Inc. for the registration of 5,400,000 shares of its common stock.

/s/ Frederick W. Cook & Co., Inc.

January 11, 2008